Exhibit 5.4

Advocaten
Notarissen
Belastingadviseurs

Claude Debussylaan 80
To Niska Partners Coöperatief U.A. (the “Cooperative”)	P.O. Box 75084
1070 AB Amsterdam

T +31 20 577 1771
F +31 20 577 1775

Date 2 September 2011	J. M. van Dijk
Advocaat
Our ref. M10900451/3/20512732/SH

Dear Sir/Madam,

Niska Partners Coöperatief U.A.

1                                        Introduction

I act as Dutch legal adviser (advocaat) to the Cooperative in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2                                        Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3                                        Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1                              A copy of:

(a)                                  the form of each Indenture (including each Guarantee);

(b)                                 the Registration Statement.

3.2                              A copy of:

(c)                                  the Cooperative’s deed of incorporation and its articles of association, both as provided to me by the Chamber of Commerce; and

(d)                                 the Trade Register Extract.

In addition, I have obtained the following confirmations on the date of this opinion:

3.3                              Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

3.4

(a)                                  Confirmation by telephone from the court registry of the District Court of the place where the Cooperative has its seat, derived from that Court’s Insolvency Register; and

(b)                                 confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Cooperative is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4                                        Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)                                  Each copy document conforms to the original and each original is genuine and complete.

(b)                                Each signature is the genuine signature of the individual concerned.

(c)                                  Each confirmation referred to in this opinion is true.

(d)

(i)                                    Each Indenture will have been entered into; and

(ii)                                 the Registration Statement has been filed with the SEC:

in a form referred to in this opinion.

4.2                              Each Indenture:

(a)                                  will be within the capacity and powers of each party other than the Cooperative; and

(b)                                 will have been validly authorised and entered into (including signed) by each party.

4.3                              Under New York Law by which each Guarantee will be expressed to be governed, when validly signed by all the parties, each Guarantee is valid, binding on and enforceable against each party.

5                                        Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1                              The choice of New York Law as the governing law of each Guarantee will be recognised and accordingly that law will govern the validity, binding effect on and enforceability against the Cooperative of each Guarantee.

6                                        Qualifications

This opinion is subject to the following qualifications:

6.1                              This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2                              The recognition of New York Law as the governing law of each Guarantee:

(a)                                 will not prejudice the provisions of the law of the European Community (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the relevant Guarantee was entered into (other than the choice of New York Law as the governing law of the Guarantee) are located in one or more Member States of the European Union;

(b)

(i)                                     will not restrict the application of the overriding provisions of Dutch law; and

(ii)                                  will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(c)                                  will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(d)                                 will not prevent regard having to be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3                              The enforcement in the Netherlands of any Guarantee is subject to Dutch rules of civil procedure.

6.4                              The enforceability of any Guarantee may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.5                              To the extent that Dutch law applies, any provision that the registered holder of a Security may be treated as its absolute owner may not be enforceable under all circumstances.

6.6                              Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.7                              In proceedings in a Dutch court for the enforcement of any Guarantee, the court may mitigate amounts due in respect of litigation and collection costs.

6.8                              Any provision in the Indenture to the effect that:

(a)                                 no holder of any Security may institute proceedings with respect to the Indenture (including for the appointment of a receiver or trustee) other than within the limits set out in the Indenture; or

(b)                                the Trustee may enforce any Security without producing it;

may not be enforceable under all circumstances.

6.9                              To the extent that the Guarantee constitutes general conditions within the meaning of Section 6:231 CC, a holder of a Security may nullify (vernietigen) that provision if (i) the Cooperative has not offered the holder a reasonable opportunity to examine the Guarantee, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Dutch Issuer Security is a natural person not acting in the conduct of a profession or trade.

6.10                       To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of another person’s obligations and any other legal act having a similar effect) may be nullified by any of its creditors, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

6.11                       If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of another person’s obligations and any other legal act having a similar effect) is not in the entity’s interest, the act may (i) exceed the entity’s corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known that the act is not in the entity’s interest.

6.12

(a)                                  An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)                                 A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

7                                        Reliance

7.1                              This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exihibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

7.2                              Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3                              The Cooperative may:

(a)                                  file this opinion as an exhibit to the Registration Statement; and

(b)                                 refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

(c)

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,
De Brauw Blackstone Westbroek N.V.

/s/ Jan Marten Van Dijk
Jan Marten van Dijk

Annex — Definitions

In this opinion:

“Canadian Issuers” means Niska Gas Storage Canaca ULC and Niska Gas Storage Canada Finance Corp.

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Cooperative has its principal place of business.

“Cooperative” means Niska Partners Coöperatief U.A., with a corporate seat in Amsterdam.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Guarantee” means, in relation to an Indenture, Article XIV of that Indenture.

“Indenture”:

(a)                                  means:

(i)                                    any indenture for the issue by a US Issuer or a Canadian Issuer of senior debt securities; and

(ii)                                 any indenture for the issue by a US Issuer or a Canadian Issuer of subordinated debt securities; and

(b)                                 includes, where the context permits, includes the Jurisdiction Clause included in it.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“Issuers” means the US Issuers and the Canadian Issuers.

“New York Law” means the laws of the State of New York, United States of America.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Niska Gas Storage” means, collectively, Niska Gas Storage Partners LLC., the US Issuers and the Canadian Issuers.

“Registration” means the registration of the securities referred to in the Registration Statement with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form S-3 dated 2 September 2011 in the name of Niska Gas Storage in relation to the Registration, including exhibits 4.1 (Form of Indenture) and 4.2 (Form of Subordinated Indenture) but excluding any other exhibits to it and any documents incorporated by reference in it.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Trade Register Extract” means a Trade Register extract relating to the Cooperative provided by the Chamber of Commerce and dated 1 September 2011.

“US Issuers” means Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp.